 8-K -- calypso8k061809.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT JUNE 15, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 18, 2009

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER OF INCORPORATION)

21 WATERWAY AVE., SUITE 300, THE WOODLANDS, TEXAS, 77380
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(281) 362-2887
(ISSUERTELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 26, 2009, The Board of Directors adopted Audit and Compensation Committee as well as Governance and Nominating Committee Charters. These Charters require the Committees to be composed of a miinimum of three INDEPEDENT Directors . Concurrently, and to enable conformance thereto, the Board of Directors resolved to increase the size of the Board to 5 members to allow the appointment of 2 additional Independent Directors. The Board of Directors is currently actively recruiting several individuals and has made offers to two potential directors. At this time, those two individuals are awaiting results of a standard conflict of interest investigation within their own current business associations.

By the adoption of these Committees comprised of Independent Directors, the Board intends on being better equiped to deal with its internal affiairs and to increase transparancy to the shareholders. The immediate goal of these Committees will be to enable the Board to have a Shareholder's meeting and election of Directors by coming into compliance to the degree necessary to conduct such an election.

ITEM 8.01 - OTHER ITEMS.

(1) A judgment was entered against the Company on September 20, 2007 for TBF Financial and against the Company in the amount ot $4,496.17 @11%. This judgment was for leased equipment sent to Costa Rica in 2005 and not returned. The company has not paid this judgment.

(2) The State of Florida obtained 4 judgments against the company in August of 2008 totalling $3,233.56 @8% These judgements have not been paid.

(3) A Judgment was entered against the company for The Graham Companies in the Amount of $82,742.85. This debt represents the office lease at 5753 N.W. 158th Street, Miami Lakes Florida during the 2006 and 2007 fiscal years. On October 16, 2008, The Graham Companies agreed to accept payment by 18 monthly payments of $1,500, a total of $40,000. Upon payment of this amount, they would forgive all remaining debt. The company has not been able to make these payments.

(4) The Company received a demand letter from KT2500 LLC for payment of its lease for the office at 2500 N.W. 79th Ave, Miami Fl. The demand was presented on June 25, 2008 for payment due through July 31, 2008. As of the expiration of the lease on 12/31/2008, the demand alleges the company would owe $44,003.84. The company has not responded to this demand letter.

(5) On November 5th, 2008, Sheiness, Scott, Grossman & Cohn LLP received a default judgement against the company in the amount of $61,110.93, plus interest from 4/11/08, for unpaid legal fees. This judgment has not been paid.

Attached Exhibits:

Exhibit I:  Governance and Nominating Committee Charter

Exhibit II: Audit and Compensation Committee charter

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director

June 18, 2009